UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2020

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry Into a Material Definitive Agreement.

On September 23, 2020, Affiliated Managers Group, Inc. (the “Company”) completed the issuance and sale of $250,000,000 aggregate principal amount of the Company’s 4.750% Junior Subordinated Notes due 2060 (the “Notes”). The Notes were issued pursuant to a junior subordinated notes indenture, dated as of March 27, 2019 (the “Base Indenture”), as supplemented by the second supplemental indenture thereto, dated as of September 23, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case between the Company and U.S. Bank National Association, as trustee. The Notes have been registered under the Securities Act of 1933, as amended, by a shelf registration statement on Form S-3ASR (Registration No. 333-230423) which became effective March 21, 2019 (the “Registration Statement”). In addition, pursuant to the Underwriting Agreement (as defined below), the Company has granted the underwriters for the offering of Notes an option, exercisable for 30 days from September 17, 2020, to purchase up to an additional $37,500,000 aggregate principal amount of Notes solely to cover over-allotments.

On September 17, 2020, the Company also entered into an underwriting agreement (the “Underwriting Agreement”), among BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

The terms of the Notes are described in the Company’s prospectus dated March 21, 2019, as supplemented by the final prospectus supplement dated September 17, 2020, as filed with the Securities and Exchange Commission on September 18, 2020 (the “Prospectus Supplement”); the prospectus as so supplemented forms part of the Registration Statement.

The Notes, which are unsecured junior subordinated obligations of the Company, will mature on September 30, 2060 and will bear interest at a rate of 4.750% per year, with interest payable on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2020, subject to the Company’s right to defer interest payments as described in the Prospectus Supplement. The Company may redeem the Notes at any time, in whole or in part, on one or more occasions, on or after September 30, 2025 at a redemption price that is equal to their principal amount plus accrued and unpaid interest. The Company may redeem the Notes in whole, but not in part, at any time prior to September 30, 2025, following certain tax and rating agency events and at certain specified redemption prices as described in the Prospectus Supplement. The Company intends to use the net proceeds from the issuance and sale of the Notes for general corporate purposes, which may include the repayment of indebtedness, share repurchases and investments in new and existing boutique investment management firms. See “Use of Proceeds” in the final prospectus supplement.

A copy of the Base Indenture is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K, and copies of the Underwriting Agreement, the Second Supplemental Indenture, the form of Note and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the Notes are attached hereto as Exhibits 1.1, 4.2, 4.3 and 5.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are summaries only and are qualified in their entirety by the complete text of such documents attached to this Current Report on Form 8-K.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 17, 2020, among Affiliated Managers Group, Inc. and BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Indenture for Junior Subordinated Notes between Affiliated Managers Group, Inc., as issuer, and U.S. Bank National Association, as trustee, dated as of March 27, 2019 (incorporated by reference to Exhibit 4.1 to Affiliated Managers Group, Inc.’s Form 8-K, dated March 27, 2019).

4.2	Second Supplemental Indenture, dated as of September 23, 2020, between Affiliated Managers Group, Inc., as issuer, and U.S. Bank National Association, as trustee.

4.3	Form of 4.750% Junior Subordinated Note due 2060 (included in Exhibit 4.2).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: September 23, 2020	By:	/s/ David M. Billings
		Name:	David M. Billings
		Title:	General Counsel and Secretary

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